  As filed with the Securities and Exchange Commission on September 28, 1999
                                               Registration No. 333-________
============================================================================

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549



                                 FORM S-8
                          REGISTRATION STATEMENT
                                  Under
                        The Securities Act of 1933


                     FUSION MEDICAL TECHNOLOGIES, INC.
           (Exact name of Registrant as specified in its charter)

             Delaware                               94-3177221
-------------------------------      ---------------------------------------
(State or other jurisdiction of      (I.R.S. Employer Identification Number)
 incorporation or organization)

                            1615 Plymouth Street
                      Mountain View, California 94043
                      (Address of principal executive
                                  offices)


                          1993 STOCK OPTION PLAN

                         (Full title of the Plans)


                             Philip M. Sawyer
                   President and Chief Executive Officer
                     Fusion Medical Technologies, Inc.
                           1615 Plymouth Street
                      Mountain View, California 94043
                              (650) 903-4000
         (Name, address and telephone number of agent for service)


                                 Copy to:
                           David J. Saul, Esq.
                     Wilson Sonsini Goodrich & Rosati
                         Professional Corporation
                            650 Page Mill Road
                     Palo Alto, California 94304-1050
                              (650) 493-9300



============================================================================

============================================================================
                      CALCULATION OF REGISTRATION FEE
============================================================================
============================================================================

                                       Proposed     Proposed
                                        Maximum      Maximum
       Title of            Amount      Offering     Aggregate    Amount of
      Securities           to be         Price      Offering   Registration
   to be Registered      Registered    Per Share      Price         Fee

1993 Stock Option Plan
Common Stock, $0.001
par value(1)            1,549,847(2)   $13.0625   $20,244,876(3)  $5,628.08
----------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) The shares covered by this Registration Statement represent shares of Common Stock which have become available for issuance under the Registrant's 1993 Stock Option Plan as a result of amendments approved by the stockholders at the Registrant's Annual Meetings held on May 21, 1998 and May 20, 1999 increasing the number of shares for issuance thereunder by 400,000 and 750,000 shares, respectively. Also covered by this Registration Statement are 399,847 shares of Common Stock available for issuance under the Registrant's 1993 Stock Option Plan which were previously unregistered.

(3) Calculated in accordance with Rule 457(h) under the Act solely for the purpose of calculating the total registration fee. The calculation is based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on September 23, 1999 because the price at which the options to be granted in the future may be exercised is not currently determinable.

    STATEMENT UNDER GENERAL INSTRUCTION E - REGISTRATION OF ADDITIONAL
                                SECURITIES

     The Registrant previously filed Registration Statements on Form S-8 with the Securities and Exchange Commission (SEC File Nos. 333-10043 and 333-32143) (the "Previous Forms S-8). The Previous Forms S-8 were filed in connection with the 1993 Stock Option Plan (the "Plan"). This Registration Statement registers additional shares of the Registrant's Common Stock to be issued pursuant to the Plan. Accordingly, the content of the Previous Forms S-8, including periodic reports that the Registrant filed after the Previous Forms S-8 to maintain current information about the Registrant, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8. The reports the Registrant has most recently filed with the SEC are listed below:

     - Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1999, filed as of August 16, 1999.

     - Quarterly Report on Form 10-Q for the quarterly period ended March 31 1999, filed as of May 17, 1999.

     - Proxy Statement filed as of April 30, 1999, in connection with the Annual Meeting of Stockholders held on May 20, 1999.

     - Registration Statement Under the Securities Act of 1933 on Form S-1, filed as of March 31, 1999.

     - Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed as of April 1, 1999.

                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.
         --------


        Exhibit
        Number                          Document
      ----------  ------------------------------------------------------
          4.1*    1993 Stock Option Plan and form of agreement thereunder.

          5.1 Opinion of Wilson Sonsini Goodrich & Rosati, P.C., as to the legality of securities being registered.

         23.1     Consent of PricewaterhouseCoopers LLP, Independent
                   Accountants.

         23.2     Consent of Wilson Sonsini Goodrich & Rosati, P.C.
                   (contained in Exhibit 5.1 hereto).

         24.1     Power of Attorney (see page II-3).


----------------------------
* Incorporated by reference to exhibit no. 10.2 filed with the Company's Registration Statement on Form SB-2 (file no. 333-3970-LA), which was declared effective on June 6, 1996.

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mountain View, State of California on September 28, 1999.

                             FUSION MEDICAL TECHNOLOGIES, INC.


                             By:   /s/ PHILIP M. SAWYER
                                   ----------------------------------
                                   Philip M. Sawyer
                                   President, Chief Executive Officer,


                             By:   /s/ LARRY J. STRAUSS
                                   ----------------------------------
                                   Larry J. Strauss
                                   Vice President, Finance and Chief
                                   Financial Officer (Principal Financial
                                   and Accounting Officer)

                            POWER OF ATTORNEY
                            -----------------

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Philip M. Sawyer and Larry J. Strauss, jointly and severally, his attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


           SIGNATURE                  TITLE                    DATE
           ---------                  -----                    ----

    /s/ PHILIP M. SAWYER    President, Chief Executive   September 28, 1999
-------------------------   Officer and Director*
      Philip M. Sawyer,

    /s/ LARRY J. STRAUSS    Vice President, Finance      September 28, 1999
-------------------------   and Chief Financial Officer
      Larry J. Strauss      (Principal Financial and
                            Accounting Officer)

   /s/ GORDON W. RUSSELL    Director*                    September 28, 1999
-------------------------
     Gordon W. Russell

   /s/ OLAV B. BERGHEIM     Director*                    September 28, 1999
-------------------------
     Olav B. Bergheim

   /s/ VAUGHN D. BRYSON     Director*                    September 28, 1999
-------------------------
     Vaughn D. Bryson

   /s/ J. MICHAEL EGAN      Director*                    September 28, 1999
-------------------------
     J. Michael Egan

/s/ DOUGLAS E. KELLY, M.D.  Director*                    September 28, 1999
-------------------------
  Douglas E. Kelly, M.D.


---------------
* The employee benefit plan being registered pursuant to this Registration Statement is subject to administration by the Board of Directors of the Registrant.

                    SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.  20549


                         -----------------------


                                EXHIBITS

                         -----------------------



                    Registration Statement on Form S-8

                     Fusion Medical Technologies, Inc.